Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in these Post-Effective Amendments to the Registration Statements on Form S-8 (Nos. 333-136453 and 333-207582) of CONMED Corporation of our report dated February 26, 2018 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in CONMED Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Rochester, New York
November 5, 2018